UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 18, 2019

DLH Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-18492	22-1899798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3565 Piedmont Road, NE
Building 3, Suite 700
         Atlanta, GA 30305
(Address of Principal Executive Offices, and Zip Code)

(866) 952-1647
Registrant’s Telephone Number, Including Area Code
         Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DLHC	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Arrangements with President of Social & Scientific Systems, Inc.

Effective October 18, 2019, DLH Holdings Corp. (“DLH” or the “Company”) entered into an at-will employment offer letter (the “Employment Letter”) and a Change in Control, Severance and Covenant Agreement (the “Severance Agreement”) with Kevin Beverly, pursuant to which he will serve as the President of the Company’s wholly-owned subsidiary, Social & Scientific Systems, Inc. and be deemed an executive officer of DLH.

Under the Employment Letter, DLH agreed to pay to Mr. Beverly an annual base salary at the rate of $275,000 per year. In addition, he will be eligible to be considered for an incentive bonus of up to 50% of his annual base salary. Additionally, the Company shall provide Mr. Beverly with customary health, insurance, and other benefits. Further, the Company granted him an option to purchase 250,000 shares of Common Stock pursuant to the Company’s 2016 Omnibus Equity Incentive Plan (the “Plan”). The options, to the extent vested, shall be exercisable for a period of ten years at the per share exercise price equal to the fair market value of the Company’s common stock on the grant date, as determined in accordance with the Plan. The options are subject to vesting requirements, with 50,000 options vesting on the first anniversary of the grant date and the remainder vesting as follows: (i) 66,667 shares vest if the closing price of the Company’s Common Stock equals or exceeds $8.00 per share for ten consecutive trading days; (ii) 66,667 shares vest if the closing price of the Company’s Common Stock equals or exceeds $10.00 per share for ten consecutive trading days; and (iii) 66,666 shares vest if the closing price of the Company’s Common Stock equals or exceeds $12.00 per share for ten consecutive trading days.

Under the Severance Agreement, the Company agreed to provide Mr. Beverly with certain post-termination payments and benefits if his employment is terminated by us without “cause” or by him for “good reason”, as those terms are defined in the Severance Agreement. These termination payments and benefits include the following: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date; and (c) all compensation accrued but not paid as of the termination date.

Further, the Severance Agreement provides that if his employment is terminated in connection with a change of control, subject to limitation to avoid the imposition of the excise tax imposed under the Internal Revenue Code, he would be eligible to receive a payment of base salary for a period of twelve months in addition to any accrued compensation and the continuation benefits. In the event of the termination of his employment was due to death or disability, Mr. Beverly or his estate, as the case may be, would be entitled to receive all compensation accrued but not paid as of the termination date and continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date. If his employment is terminated by us for “cause” or by him without “good reason,” he would not be entitled to any additional compensation or benefits other than accrued and unpaid compensation. The Severance Agreement also provides that in the event of the termination of his employment with the Company other than for cause, any equity awards held by him as of the date of such termination, to the extent vested, shall remain exercisable in accordance with the Company’s equity compensation plans. In addition, Mr. Beverly is subject to customary confidentiality, non-solicitation, and non-competition obligations that survive the termination of his employment.

Mr. Beverly, age 62, was appointed as the President of Social & Scientific Systems, Inc. in December 2014 and served as its Executive Vice President from January 2003 until being named as President. Before joining Social & Scientific Systems, he worked in various technical and policy organizations, including Abt Associates, BAE Systems, Tracor Corporation, Computer Sciences Corporation, PSI International, the World Health Organization, and the National Library of Medicine. Mr. Beverly presently serves on the boards of CareFirst of Maryland, Inc. and The Universities at Shady Grove and is Board President of CollegeTracks. He holds a Master’s degree in Library Sciences and a Bachelor’s degree in Criminal Justice from the University of Maryland.

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There are no arrangements or understandings between Mr. Beverly and any other persons with respect to his appointment. There are also no family relationships between him and any director or executive officer of the Company nor is he a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the terms of the Employment Letter and Severance Agreement is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Discretionary Special Cash Bonus Awards

Effective as of October 18, 2019, the Committee approved discretionary special cash bonus awards for the Company’s Chief Executive Officer and Chief Financial Officer. A cash bonus of $75,000 was awarded to DLH’s Chief Executive Officer and a cash bonus of $100,000 was awarded to its Chief Financial Officer. The Committee granted these discretionary special cash bonus awards based on its review of the performance of these officers in connection with the development of a strategic acquisition plan, the identification of a target company consistent with such strategic plan, and the consummation of the acquisition of Social & Scientific Systems, Inc., including the arrangement of financing for the transaction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description

10.1	Employment Offer Letter with Kevin Beverly dated October 18, 2019
10.2	Change in Control, Severance and Covenant Agreement with Kevin Beverly dated October 18, 2019

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/ Kathryn M. JohnBull

Name: Kathryn M. JohnBull
Title: Chief Financial Officer
Date: October 22, 2019

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